Exhibit 32.1
--------------------------------------------------------------------------------

                                R WIRELESS, INC.

                    CERTIFICATION PURSUANT TO 18 U.S.C. 1350



         The undersigned, Mark S. Neuhaus, in his capacity as Chairman and Chief Executive Officer, and Ned Baramov, in his capacity as Treasurer and Chief Financial Officer, of R Wireless, Inc. do each hereby certify that the Form 10-KSB of R Wireless, Inc. for the year ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of R Wireless, Inc.

         This certification is given by the undersigned solely for the purpose of 18 U.S.C. 1350 and is subject to the knowledge standard contained therein.


         Executed this 5th day of March, 2004.




/s/    Mark Neuhaus
-----------------------------------------------
Mark Neuhaus
Chairman and Chief Executive Officer



/s/    Ned Baramov
-----------------------------------------------
Ned Baramov
Chief Financial Officer